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                                                                      EXHIBIT 23


                       Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Roadway Services, Inc. of our report dated January 24, 1995, included in the 1994 Annual Report to Shareholders of Roadway Services, Inc.

We also consent to the incorporation by reference of our report dated January 24, 1995 with respect to the consolidated financial statements incorporated herein by reference, and our report dated January 24, 1995 with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Roadway Services, Inc., in the following Registration Statements and related
Prospectuses:

REGISTRATION
   NUMBER                      DESCRIPTION OF REGISTRATION STATEMENT                       FILING DATE
- ------------------------------------------------------------------------------------------------------------
  33-18955              The Merrill Lynch, Pierce, Fenner & Smith Incorporated          February 26, 1988
                        Special Prototype Profit Sharing Plan and Trust for
                        Independent Contractors - Form S-3

  33-28546              Viking Freight, Inc. Viking Financial Security Plan -           May 5, 1989
                        Form S-8

  33-44502              Restricted Book Value Shares Plan for Roadway Services,         December 12, 1991
                        Inc. and Certain Operating Companies - Form S-8

  33-44757              Roadway Services, Inc. Nonemployee Directors' Stock             December 31, 1991
                        Plan - Form S-8

  33-52605              Roadway Services, Inc. Stock Savings and Retirement Income      March 10, 1994
                        Plan and Trust - Form S-8

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                                               ERNST & YOUNG LLP

March 6, 1995